UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

StreamNet, Inc.

Corporate:

StreamNet, Inc.

7582 Las Vegas Blvd.

Las Vegas, Nevada 89123

 (702) 721-9915

http://www.StreamNet.TV

Best Efforts Offering of TWENTY MILLION Common Stock Shares
Offering Price per Common Stock Share: $0.50 USD
Minimum Purchase: ONE HUNDRED Common Stock Shares ($50.00 USD)

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of TWENTY MILLION Common Stock Shares are being offered to the public at $0.50 per Share. The minimum number of Common Stock Shares that must be sold prior to the Company having access to the Investment Proceeds is TEN MILLION. A maximum of $10,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of Twenty Million Common Stock Shares, (2) One Year from the date that this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of this Offering being Qualified by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

DATED: October 21st, 2016

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THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$0.50	$0.00	$0.50
Total Minimum	10,000,000	$5,000,000	$0.00	$5,000,000
Total Maximum	20,000,000	$20,000,000	$0.00	$20,000,000.00

1)

We are offering a maximum of TWENTY MILLION Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, Underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

4)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

5)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH

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INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Broadcast Media / Media Broadcasting Company Investment Industry Risks

Media Broadcasting Industry investments are subject to varying degrees of risk.  The yields available from equity investments in Media Broadcasting Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or services does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s products and services may be adversely affected by the general economic climate, Broadcast Media market conditions such as oversupply of related products and services, or a reduction in demand for Broadcast Media products and services in the areas in which the Company’s products and services are located, competition from other Media Broadasting products and services suppliers, and the Company’s ability to provide adequate Broadcast Media products and services.  Revenues from the Company’s products and services are also affected by such factors such as the costs of production and general regional and national market conditions.

Because Media Broadcasting Industry investments are relatively illiquid, the Company’s ability to vary its Broadcast Media products and services portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its assets.  No assurance can be given that the fair market value of the assets acquired by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Shares is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

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The Company is Entirely Dependent on its Internet Content for Digital Broadcast for use by Televisions, Computers and Mobile Devices, and the Company’s Future Revenue Depends On Its Commercial Success

The Company’s future development and growth depends on the commercial success of the Company’s Internet Broadcast content delivery service. The Company’s streaming service, or other services under development, may not achieve widespread market acceptance. The Company has recently begun to commercially introduce its service for the delivery of digital video (with audio), and the Company’s future growth will depend, in part, on customer acceptance of this service. Failure of the Company’s current and planned services to operate as expected could delay or prevent their adoption. If the Company’s targeted customers do not purchase and successfully deploy the Company’s planned services, the Company’s revenue will not grow significantly the Company’s business, results of operations and financial condition will be seriously harmed. In addition, to the extent that the Company promotes any portion of its streaming technology as an industry standard by making it readily available to users for little or no charge, the Company may not receive revenue that might otherwise have been received by the Company.

The Internet Content Delivery Market for Television, Computer and Mobile Devices is Relatively New, and the Company’s Business will Suffer if it Does Not Continue to Develop as the Company Expects

The market for Internet content delivery services to televisions, computers and mobile devices is relatively new. The Company cannot be certain that a viable market for the Company’s Broadcast technology service will emerge or be sustainable. If this market does not develop, or develops more slowly than the Company expects, the Company’s business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF THE COMPANY’S INTERNET BROADCAST NETWORK INFRASTRUCTURE COULD LEAD TO SIGNIFICANT COSTS AND DISRPUTIONS WHICH COULD REDUCE THE COMPANY’S REVENUE AND HARM THE COMPANY’S BUSINESS, FINANCIAL RESULTS AND REPUTATION.

The Company’s business is dependent on providing its customers with fast, efficient and reliable Internet Broadcasted content. To meet these customer requirements, the Company must protect its network infrastructure against damage from:

•

Human Error;

•

Physical and Electronic Security Breaches;

•

Fire, Earthquake, Flood and other Natural Disasters;

•

Power Loss;

•

Sabotage and Vandalism; and

•

Similar Events.

Any Failure of the Company’s Telecommunications Providers to Provide Required Transmission Capacity to the Company Could Result in Interruptions in the Company’s Service

The Company’s operations are dependent upon transmission capacity provided by third-party telecommunications providers. Any failure of such telecommunications providers to provide the capacity that the Company requires may result in a reduction in, or termination of, service to the Company’s customers. This failure may be a result of the telecommunications providers or Internet service providers choosing services that are competitive with the Company’s service, failing to comply with or terminating their agreements with the Company, or otherwise not entering into relationships with the Company at all, or on terms commercially acceptable to the Company. If the Company does not have access to third-party transmission capacity, the Company could lose customers or fees charged to such customers, and the Company’s business and financial results could suffer.

THE MARKETS IN WHICH THE COMPANY OPERATES ARE HIGHLY COMPETITVE AND THE COMPANY MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

The Company competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of the Company’s current competitors, as well as a number of the Company’s potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than the Company does. Some of the Company’s current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of the Company’s competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of the Company’s potential customers. The Company’s competitors may be able to respond more quickly than the Company can to new or emerging technologies and changes in customer requirements.

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As competition in the Internet content delivery market continues to intensify, new solutions will come to market. The Company is aware that other companies will in the future focus significant resources on developing and marketing digital broadcast products and services that will compete with the Company’s products and services.

Increased competition could result in:

•

Price and Revenue Reductions and Lower Profit Margins;

•

Increased Cost of Service from Telecommunications Providers;

•

Loss of Customers; and

•

Loss of Market Share

Any one of these could materially and adversely affect the Company’s business, financial condition and results of operations.

The Company’s Business will Suffer if the Business is Not Able to Scale It’s Network as Demand Increases

The Company has had only limited deployment of its Internet Broadcast content delivery service to date, and the Company cannot be certain that its network can connect and manage a substantially larger number of customers at high transmission speeds. The Company’s network may not be scalable to expected customer levels while maintaining superior performance. In addition, as customers’ usage of bandwidth increases, the Company will need to make additional investments in its infrastructure to maintain adequate downstream data transmission speeds. The Company cannot assure you that it will be able to make these investments successfully or at an acceptable cost. Upgrading the Company’s infrastructure may cause delays or failures in the Company’s network. As a result, in the future the Company’s network may be unable to achieve or maintain a sufficiently high transmission capacity. The Company’s failure to achieve or maintain high capacity data transmission could significantly reduce demand for the Company’s service, reducing the Company’s revenue and causing the Company’s business and financial results to suffer.

The Company’s Business will Suffer if the Company Does Not Respond to Technological Changes

The market for Internet content delivery services is likely to be characterized by rapid technological change, frequent new product and service introductions and changes in customer requirements. The Company may be unable to respond quickly or effectively to these developments. If competitors introduce products, services or technologies that are better than that of the Company, or that gain greater market acceptance, or if new industry standards emerge, our Internet based broadcast technology may become obsolete, which would materially and adversely affect the Company’s business, results of operations and financial condition.

In developing the Company’s Internet based broadcast service, the Company has made, and will continue to make, assumptions about the standards that the Company’s customers and competitors may adopt. If the standards adopted are different from those which the Company may now or in the future promote or support, market acceptance of the Company’s service may be significantly reduced or delayed and the Company’s business will be seriously harmed. In addition, the introduction of services or products incorporating new technologies and the emergence of new industry standards could render the Company’s existing services obsolete.

If the Company Fail to Promote and Maintain Its Brand in the Market, the Company’s Business, Operating Results, Financial Condition, and Its Ability to Attract Customers will be Materially Adversely Affected

The Company’s success depends on the Company’s ability to create and maintain brand awareness for its Internet Broadcasting Products and Services. This may require a significant amount of capital to allow the Company to market the Company’s Internet Broadcasting products and services, and to establish brand recognition and customer loyalty. Many of the Company’s competitors in this market are larger than the Company and have substantially greater financial resources than that of the Company. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company’s brand, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company operates, and may result in an increased number of direct competitors. To promote the Company’s brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

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If Studios, Content Providers or Other Rights Holders Refuse to License Streaming Content or Other Rights Upon Terms Acceptable to the Company, the Company’s Business Could be Adversely Affected

The Company’s ability to provide its members with content they can watch and/or listen to instantly depends on studios, content providers and other rights holders licensing rights to distribute such content and certain related elements thereof, such as the public performance of music contained within the content that the Company distributes. The license periods and the terms and conditions of such licenses vary. If the studios, content providers and other rights holders are not, or are no longer willing, or are unable to license to the Company upon terms that are acceptable to the Company, the Company’s ability to stream content to the Company’s Members will be adversely affected and/or the Company’s costs could increase. Many of the licenses for content provide for the studios or other content providers to withdraw content from the Company’s service relatively quickly. Because of these provisions, as well as other actions the Company may take, content available through the Company’s streaming service can be withdrawn on short notice. As competition increases, the Company may see the cost of programming increase. As the Company seeks to differentiate its service, the Company is increasingly focused on securing certain exclusive rights when obtaining content, including original content. The Company is also be focused on programming an overall mix of content that delights the Company’s members in a cost efficient manner. Within this context, the Company will be selective about the titles that it adds, and renews to its service. If the Company does not maintain a compelling mix of content, the Company’s member acquisition and retention numbers may be adversely affected.

Music contained within content that it distributes may require the Company to obtain licenses for such distribution. In this regard, the Company will engage in negotiations with performing rights organizations and collection societies (“PROs”) that hold certain rights to music interests when “publicly performed” or “communicated to the public” in connection with streaming content into various territories. If the Company is unable to reach mutually acceptable terms with these organizations, the Company could become involved in litigation and/or could be enjoined from distributing certain content, which could adversely impact the Company’s business. Additionally, pending and ongoing litigation, as well as negotiations between certain PROs and other third parties in various territories could adversely impact the Company’s negotiations with PROs, or result in music publishers represented by certain PROs to unilaterally withdraw rights, and thereby adversely impact the Company’s ability to reach licensing agreements acceptable to the Company. Failure to reach such licensing agreements could expose the Company to potentially liability for copyright infringement or otherwise increase the Company’s cost(s).

The Company is Reliant on Key Individuals

The Company currently is heavily reliant on the services of one individual, Mr. Darryl Payne, the Company’s Founder and Chief Executive Officer. The departure or loss of Mr. Payne may negatively affect the Company’s business, unless a suitable replacement can be found in a timely fashion. The Company has not purchased key man life insurance Mr. Payne.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the

 pg. 9

foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by a Limited Number of Shareholder

As of October 1st, 2016 the Company’s Managers owned approximately 90% of the Company’s outstanding Common Stock Shares Upon completion of this Offering, the Company’s Management will own approximately 52.3% of the Company’s outstanding Common Stock Shares of the Company. As a result, even if all of the Shares being offered for sale by this Offering are sold, the Company’s Management will control the election of the directors of the Company and the outcome of any vote on any other matter.

The Company’s Revenues and Operating Results May Fluctuate

The Company’s revenues and operating results may fluctuate from quarter-to-quarter and year-to-year, and are likely to continue to vary due to a number of factors, many of which are not within the Company’s control. Thus, revenues and operating results for any future period are not predictable with any significant degree of certainty. For these reasons, comparing the Company’s operating results on a period-to-period basis may not be meaningful. Investors should not rely on the Company’s past results as an indication of the Company’s future performance.

Fluctuations in the Company’s operating results and financial condition may occur due to a number of factors, including, but not limited to, those listed below and those identified through this “Risk Factors” section:

•

The extent of turnover of the Company’s customers in any period;

•

The degree of market acceptance of the Company’s Internet Broadcast Service;

•

Development of new competitive Internet Broadcasting Services by others;

•

The Company’s response to price competition;

•

Delays between the Company’s expenditures to develop and market new Internet Broadcasting Products and Services in new areas and the generation of sales from those new Internet Broadcasting Products and Services;

•

Changes in the amount that the Company spends to promote its Internet Broadcasting Service;

•

General economic and industry conditions that affect the Company’s potential customers; and

•

Changes in accounting rules and tax laws.

Due to the foregoing factors, Investors should not rely on quarter-to-quarter or year-to-year comparisons of the Company’s operating results as an indicator of future performance.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

 pg. 10

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

The Company has Never Paid Cash Dividends on its Common Stock, and the Company Does Not Anticipate Paying Any Cash Dividends in the Foreseeable Future. Therefore, if the Company’s Common Stock Share Price Does Not Appreciate, Investors in the Company’s Common Stock May Not Gain, and Could Potentially Lose Their Investment in the Company’s Common Stock

The Company has never declared, or paid cash dividends on its Common Stock, and the Company does not anticipate paying any cash dividends on its Common Stock after this Offering, or in the foreseeable future. The Company currently intends to retain all available funds and any future earnings to fund the development and growth of its business. As a result, capital appreciation, if any, of the Company’s Common Stock will be the Investors’ sole source of gain for the foreseeable future.

Certain Factors Related to the Company’s Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may in the future be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Recreational Marijuana Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is not currently preparing any application for the Company's Securities to be admitted to listing and trading on the OTC Market or Regulated Market. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

 pg. 11

The Company’s Securities initially may be listed for trade on a Closed Trading System with Limited Volume and Liquidity

The Company’s securities may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. The Company’s securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the United States Securities and Exchange Commission as an “Alternative Trading System” or an “ATS”. The Company does not have any plans to trade its securities on a specific ATS as of the date of this filing. Any disruptions to the operations of an ATS or a Broker Dealer’s Customer Interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading.

Because the Company’s Securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of the Company’s Securities. In addition, and ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price, or greater volatility than would be the case with greater liquidity. Investors may not be able to resell their securities on a timely basis, or at all.

The Number of Securities Traded on an ATS May be Very Small, Making the Market Price More Easily Manipulated

While the Company understands that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for the Company’s Securities because the ATS the Company chooses may be a closed system that does not have the same breath of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is Not a Stock Exchange and has Limited Quoting Requirements for Issuers, of for the Securities Held

Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market or other NMS Trading Platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of the Company’s Securities may not be at prices that represent the national best bid or offer prices that could be considered similar securities.

Shares of the Company’s Preferred Stock and Common Stock may in the future be Subject to the Penny Stock Rules

The Company plans to list its securities on the OTC Markets Group’s OTCQB or OTCQB in 12 to 36 months of the completion of this Offering. Company’s Common Stock and Preferred Stock may in the future if traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock or Preferred Stock to sell all, or a party of the Common Stock or Preferred Stock Shares when the purchasers wish, or, if the Common Stock or Preferred Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock or Preferred Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline Following Conversion

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade after converting of the 9% Convertible Preferred Stock Shares.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market after an investor converts from the 9% Convertible Preferred Stock Shares to the Company’s Common Stock Shares may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time the Investors purchase the 9% Convertible Preferred Stock Shares, and may be significantly affected by numerous factors, some of which are

 pg. 12

beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

•

The mix of products that the Company provides during any period;

•

Delays between the Company’s expenditures to develop and market the Company’s products, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its products to new areas, or to develop new products;

•

Changes in the Company’s expenditures to promote its services;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Food Services Market, including branching into frozen food processing and other elements of the industry;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

 pg. 13

Unavailability of Rule 144 for Resales

The Company is regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF NEVADA, IN THE COUNTY OF CLARK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

 pg. 14

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was formed in July of 2016 as a Nevada Stock Corporation. Upon its formation, the Company issued TWENTY-TWO MILLION SHARES of Common Stock.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Darryl Payne Chief Executive Officer StreamNet, Inc. 7582 Las Vegas Blvd South Las Vegas, Nevada 89123	Common Stock: 20,000,000 Shares (90.91%) Preferred Stock: No Shares	Common Stock: 20,000,000 Shares (47.6%) Preferred Stock: No Shares
Four Minority Shareholders StreamNet, Inc.	Common Stock: 2,000,000 Shares (9.09%) Preferred Stock: No Shares	Common Stock: 2,000,000 Shares (4.87%) Preferred Stock: No Shares
New Shareholders from this Offering StreamNet, Inc.	Common Stock: No Shares Preferred Stock: No Shares	Common Stock: 20,000,000 Shares (47.6%) Preferred Stock: No Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 15

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TWENTY MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Darryl Panye, the Company’s Founder and Chief Executive Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to NetStream, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 16

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $10,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company Common Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$9,925,000	99.25%	$4,925,000	98.5%

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$75,000	0.75%	$75,000	1.5%

Footnotes:

1)

We are offering a maximum of TWENTY MILLION Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, Underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

4)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

5)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 17

USE OF INVESTMENT FUND:

	50% of Offering $5,000,000	75% of Offering $7,500,000	100% of Offering $10,000,000
Operations	$1,250,000	$1,875,000	$2,500,000
Real Estate Acquisitions	$1,000,000	$1,500,000	$2,000,000
Software Development	$65,000	$97,500	$130,000
Marketing Campaign	$125,000	$187,500	$250,000
Advertising	$500,000	$750,000	$1,000,000
Intellectual Property	$1,350,000	$2,025.000	$2,7000,000
General & Admin	$210,000	$315,000	$420,000
Working Capital	$500,000	$750,000	$1,000,000

The above figures only represent estimates.

The application of the investment proceeds of this Offering, in the event the entire Offering is not sold, will be at the discretion of the Management of the Company.

 pg. 18

ITEM 7. DESCRIPTION OF BUSINESS:

The Company was incorporated on June 28, 2016 in the State of Nevada.  Since incorporation, the Company has not made any significant purchases or sales of assets.  From inception until the date of this filing the Company has had limited operating activities, primarily consisting of (i) the incorporation of the company, (ii) the development of the business plan, (iii) initial equity funding, (iv) the performance of due diligence on potential suppliers of online content, and (v) beginning to develop strategic referral partnerships with investment newsletters and websites catering to our target market.  Darryl Payne acquired 20,000,000 shares of our common stock with a par value of $0.001 per share in return for the Company’s initial funding, and good will consideration in the form of office space, access to internet and telephone service, access to its network of contacts and professional relationships.

Streamnet Incorporated, is a Nevada based music and entertainment technology company whose primary business is the providing of streaming entertainment content.  The Company’s goal is to create a conglomerate in many facets. The Company is preparing to become a major entertainment content provider.

The Company’s business plan is to seek to acquire many rights for ownership including :

•

Music Audio Rights,

•

Movie and Film Libraries

•

Radio Stations

•

TV Stations

•

Representation Of Celebrities Estates

•

New Releases Of Urban & Dance Music Artist

•

TV Show Rights

•

Major Recording Artists

The Company is regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

5)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

6)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

7)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

8)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

 pg. 19

USA STREAMING RIGHTS TO BE OWNED BY STREAMNET INC.

1.

The Legends Of Classic Soul Concert Series, AS SEEN ON NATIONAL TV.  The Legends of Classic Soul concert series features 20 soul groups on our own unique streaming video on demand pay per view platform. Featured artist includes The Four Tops, The Whispers, The Dells, Main Ingredient featuring Cuba Gooding Sr, Harold Melvin's Blue Notes, Chi-lites, The Delfonics, Blue Magic, Ray, Goodman, & Brown, Enchantment, The Temptations Review featuring Dennis Edwards, The Dramatics, Confunkshun, Atlantic Starr, Slave, The Floaters, Coasters, and Melba Moore featuring Freddie Jackson.

 pg. 20

THE LEGENDS OF CLASSIC SOUL MUSIC

Soul CONCERTS

PRESENTS

Soul CONCERTS

As Seen On TV

Legends Of Classic Soul has recorded more than 50 full-length live concerts -- an unprecedented collection featuring performances by America's most legendary and iconic stars of soul -- to DVD. The Whispers; Dramatics; Dells; Cuba Gooding Sr. & The Main Ingredient; The Temptations Featuring Dennis Edwards; and Ray, Goodman & Brown are some of the many releases.

Bonus Material: Many of the show-stopping concert programs also include exclusive bonus footage and behind-the-scenes extras.

"We are preserving the legacy of soul music for generations of fans. *Legends of Classic Soul* is not just a music compilation, but it brings the excitement of the ultimate concert experience -- and an insider's look backstage -- home for music lovers to enjoy again and again. Nowhere else can fans obtain these full-length concerts," commented Payne, producer of the collection and CEO of Legends Of Classic Soul.

Classic soul music is all about love, joy and good times. The Motown sound and the sweet soul sounds of Philadelphia are here to stay.

Produced by Payne, each featured artist and group served as a co-producer on the project.

 pg. 21

LEGENDS OF Classic SOUL

Log in |

The Four Tops - Live From The MGM Grand In Las Vegas
Four Tops
Live From The MGM Grand in Las Vegas

BUY 20 CONCERT PACK FOR ONLY $ 125.99

More

Temptations Review
Featuring Dennis Edwards
BUY

The Temptations Revie

Dennis Edwards replaced David Ruffin as lead singer of The Temptations. The Temptations won

Melba Moore
Special guest
Freddie Jackson from NYC
BUY

Melba Moore Live In Co

Tony Award Winner & Grammy Nominated Melba Moore Performs Live In Concert. Miss Moore sings an

The Chi-Lites
Live in HD

 pg. 22

The Chi-Lites
Live in HD

Four Tops
LIVE FROM THE MGM GRAND IN LAS VEGAS

Dramatics
BIGGEST HITS LIVE

BLUE
MAGIC
Live in Concert

Melba
Moore
Special guest
Freddie Jackson from NYC

ConFunkShun
Live on Tour

Enchantment
Greatest Hits Live

The Temptations
Review

The Dells
Live from New York City

The Manhattans
Live In Concert
Featuring
Gerald Alston & Blue Lovett

The Whispers
The Beat Goes On

 pg. 23

2.

The PBS On Tour Concert Series. These iconic performances aired 52 one hour shows in 1997. The PBS TV show featured each artist performing 3 songs. Sting, Meatloaf, Ozzy Osbourne, Lenny Kravitz, Busta Rhymes, Lou Reed, The Cure, Devo, Hot Tuna, Dennis Brown, Freda Payne, Joan Osbourne, Goo Goo Dolls, Bruce Hornsby, Indigo Girls, Smashing Pumpkins, A Tribe Called Quest, Tears for Fears, The Fugees and Cypress Hill are some of the many artists in this iconic series.

All cleared content will be monetized on the Company’s own HD Pay Per View Streaming platform which is already completed. Some of the concerts recorded used as many as 22 cameras for each show. Several of these performances were recorded in 3D. Many titles will be offered to worldwide fans.

52 On Tour shows can be made available for TV in their original show configuration. The Company intends to offer all of the artists revenue sharing deals if they sign a new current contract with our company. The goal is to also release separate full length concerts of each artist.  The Company has talked to many of these artists with positive feedback. These concerts were never commercially available or seen as full length shows from each separate artist."

The Company has anywhere from 50 to 100 Radio Shows that were produced in conjunction of broadcast TV series. All of the video concerts and radio shows will be made available for license to third party companies.

3.

26 Episodes Of The Judy Garland TV Show.  The USA "Judy Garland Show" CBS 1963/1964 Television Season. This Classic Nostalgic 1960s series is being held in celebration of the 70th anniversary of "The Wizard of Oz," which starred young Judy Garland in 1939 and the 40th Anniversary of Judy's passing in 1969.  This historic collection of 26 one-hour-long episodes includes an unprecedented list of guests - including Barbra Streisand, Mickey Rooney, Count Basie, Lena Horne, Tony Bennett, Ethel Merman, Bob Newhart, Donald O'Connor, Peggy Lee, Steve Allen, Jane Powell, Peter Lawford, Vic Damone, Jack Jones, and Garland's daughter Liza Minnelli, among others.  Judy Garland also performed solo concert performances as part of this amazing, wonderful TV show. In 1962, the CBS Network won the right to broadcast Judy Garland's musical variety show in an unheard-of pact worth $24 million. From June 1963 through March 1964, the one-hour episodes were videotaped at CBS' Television City in Hollywood, California. There are once-in-a-lifetime musical pairings and duets between Garland and her guests. This collection is the only remaining audio/video in existence of the legendary diva at her physical and vocal peak.

 pg. 24

4.

10,000 Audio Songs of Various Artist. Including Pop, Dance, Jazz, Blues, Country, R & B, Classic Soul, and Rock & Roll. Many popular names complete this listing.

5.

44 Movie & Film Companies Deal.  The masters consist of three semi-truck loads worth of tapes.  The Company recently signed a deal to buy the master tapes to 44 film, movie, documentaries, and TV show companies through an auction.  This deal is set to close in 90 days provided that the Company has the funding to close the deal. The Company would offer revenue sharing deals to the content owners of these particular rights.

In addition, the Company intends to acquire additional rights to video and audio performances. The Company shall seek third party license deals whereas the Company would receive advance payments upfront upon signing a deal.

We are in an age where technology and entertainment merge to deliver the thrill of the front row seat to the hand held device, or to the ultra-high definition experience delivered from today's television screen.  Creation and distribution models struggle to adapt to the challenging global environment, and the complex interplay social media now has on the consuming public.

The Company intends to build upon its Officer’s direct relationships with legendary performers and event production partners, and through the bridge of technology, intends to deliver cross platform interaction to expand reach while improving the creator and consumer value model.

Through a vision that respects the artist, creation process and sees the growth of an engaged social audience, the Company intends to introduce new operations that build upon niche opportunities. Artistic relationships and media distribution acquisitions can broaden the company’s operations.

The Company recently completed its Streaming Media Pay Per View Platform.  Through this platform, all of the Company’s video content will be available for consumers to stream.

•

Event and Artist Production and Licensing.

The Company will seek to work with special legendary artists in world class facilities.  The goal is to invest in the development and promotion of live events, leveraging our strength in media distribution across all platforms.  To become a premier management company. The Company intends to apply cutting edge video quality distribution methods and social media applications to expand market awareness.  The Company will seek to introduce interactive marketing and grow strong continuous revenues.

 pg. 25

Broadcast, Radio and Internet Media Operations.

Consistent with the Company’s mission to connect disparate distribution platforms. The Company with "Best of Breed" cloud infrastructure and software solutions intends to build upon broadcast partnerships and acquisitions to create a unified distribution business.  Consumers will be given choices.  Improving on the retail offerings of services like iTunes and Netflix, the Company’s platform provides owners and artists more transparent control over their intellectual property.

Rights Acquisition, Management and Channel Integration.

The Company is committed to innovative Rights Management that recognizes the value of the artist and provides a preferred integrated channel distribution model for Creators in virtually all media and IP investors.  Building upon a catalog of concerts, songs and TV shows, the Company intends to seek to manage well over 100,000 titles by 2018.

Capitalizing on the consolidation of extensive managed properties, the Company maintains a roster of legendary artist relationships.  The Company is positioned to gain existing significant opportunities across the entertainment landscape.  Our technology operations embrace cloud based solutions for Audio/Video distribution and provide a greater supply chain visibility and flexibility.  The Company intends to seek to grow new fresh business units across numerous media channels.

Direct Response TV:

Unlimited channels will be created on our Pay Per View Subscription Platforms.  The Company will advertise and buy media on TV to sell our top tier content.

Legends Of Classic www.LegendsOfClassicSoul.com.  This series has generated substantial credit card sales on TV.  The average consumer order for the DVD Box Sets is $199.00 per order.  Legends Of Classic Soul Concerts were all recorded in HD with great sound.  Sadly, many of these legends have passed away since this series first started filming 10 years ago.

Live Video Concerts.  The Company plans to offer its customers full-length, pre-recorded video of concerts from various artists in the dance music, R&B/Urban, and other genres.  These live concerts will be available through the Company’s video on-demand streaming channel via the Company’s website.

Audio CDs for retail and downloads, Video On Demand Streaming Channel.  TV, Radio, Media, & Social Media.  CD Audio Downloads are .99 Cents.  DVD Box Sets are $ 199.00.  Individual DVD Sales direct to consumer is $15 to $20.  DVD's to retail distributors is anywhere from  $5.99 to $8.00.  CDs to retail stores/distributors is from $ 3.00 to  $ 5.99

 pg. 26

Strategy and Implementation

Business Model

The Company’s primary business is to develop and market world-class entertainment content, including but not limited to full-length concerts, movies, and television shows.  This will be accomplished by aggressive deployment and branding of the Company’s state-of-the-art technologies to bring superior, cost-effective solutions to consumers in need of these services.

Through the Company’s web site, customers will be offered designated services.  These services are transactional in nature with add-on options based on the sender’s requirements.  Options are priced to increase the overall amount per transaction whereby the overall margin is significantly increased.

By being a web-based business, our business model is based on volume.  Through automation of transactions inherent in the technologies employed, a low cost of transaction maintains high gross margin.  Our business of can run 24 hours a day, seven days a week with minimal staff needed to operate the business.  Most business activities are automated, which greatly reduces the related overhead and staffing components associated with similar, conventional business formats.

The Company’s corporate development is focused on its core business and is structured to accomplish its initial business objectives over a three-year period.  The Company has defined seven business divisions: systems operations and management; information technologies; sales and marketing; customer service; service development; business development; and general administration.  Additional revenue streams will be added as new products and services are proven to be viable and are integrated into the network.

The Company also intends to devote resources to developing a consumer market with new specific services designed for the consumer, home based businesses, and small business owners.

Business Growth Strategy

The key to the Company’s business growth strategy is customer acquisition.  The Company’s initial operations are based in the United States.  Being an Internet based business; technical operations can be maintained separately from corporate operations.  This will all be aligned with the Company’s basic financial philosophy of controlling costs as sales revenue grows through the expansion of the web site operations.

The Company will focus on the core business over the first three years to establish a significant market share in multiple industry segments.  Other products and services may be implemented after proper feasibility, cost analysis and in depth market and customer research.

 pg. 27

Marketing

Marketing Strategy

The marketing strategy is simple and direct;

•

Consumers will be marketed through the internet, magazines and other electronic and print media.

•

Targeted groups will be marketed by the branding of our name and logo through specific media channels focused direct marketing campaigns, electronic media, trade shows, industry publications, newspapers, and other industry specific events, as well as traditional distribution channels.

Web Site and Internet Presence

The Company’s Web Sites (www.LegendsOfClassicSoul.com, www.streamnet.tv) will function as a main marketing tool (beyond its obvious function of conducting the business for products and services).  These sites will act as a hub for the business and are international in scope.  The sites will offer customers ease of use, clear and simple navigation, security, and prompt response to transactions.

The websites will also feature sections for promotions and joint venture and cross branding marketing campaigns with partners.  The web sites will function 24/7 and be a customer service portal.  Being that the web site is the business, and impression is made through its pages, strict attention to detail, communicative proposition and graphic design are critical.  Additionally, drawing attention to green benefits of the product will stimulate environmentally concerned consumers.

Smart Phone, Tablet, and Mobile Applications

These applications are critical to the future of the Company.  There will be a large user based that will use our services strictly through their mobile devices.  These applications are significant in that they fit with the growing trend of mobile users who demand synchronization of services (with their account) with multiple digital devices.  This is especially true with business users who no longer work from physical offices and are part of the new virtual business economy.

Even more significant is we will be able to develop users and customers who use multiple communications platforms and networks outside of our web based and internet services.

Social Media and Business Networks

The impact of social networks (Facebook, Twitter, and Google) and business networks (Linkedin, Salesforce) in today’s communications is huge.  The Company’s ability as a communication utility to these networks represents hundreds of millions of users globally.  Through the development of applications specifically for these networks, the Company will be able to cross platform its services into consumers and business user awareness.

The marketing on these networks is just one avenue to acquire users, but by combining the Company’s network specific applications to the process, this creates a whole new user dynamic.  When you include components of music, media and video to the delivery options of these users

 pg. 28

(private, secure and verified delivery) by a “trusted third party” only goes to strengthen our brand recognition.

Direct Sales

The Company will engage industry specific national sales and marketing groups to promote its products and services.  Corporate discounts and promotions will be instituted to targeted business customers and consumers.

        Media Exposure

The Company will also develop national and international marketing campaigns through trade magazines, trade shows, articles, press releases, contracted public relations, a concise advertising campaign to generate brand awareness and impressions, electronic and print vehicles, and other media venues and events.

 pg. 29

B.

The Offering

The Company is offering a maximum of TWENTY MILLION Common Stock Shares at a price of $0.50 per Share, with all Shares having a value of $0.001.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Internet Broadcast products and services.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) of TEN MILLION Common Stock Shares for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

F.

Common & Preferred Stock Shares

Upon the sale of the maximum number of Common Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common stock will be held as follows:

o

Company Founders

& Current Shareholders

52.4%

o

New Shareholders

47.6%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

J.

Company Convertible Securities

The Company has not issued any convertible securities.

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

 pg. 30

L.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

M.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TWENTY MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

 pg. 31

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in SteamNet, Inc.

The Company	StreamNet, Inc. is a Nevada Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 34 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of ONE HUNDRED Common Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $10,000,000 from Investors.  The securities being offered hereby consists of up to TWENTY MILLION COMMON Stock Shares of the Company, priced at $0.050 per Share subject to the Company’s discretion to increase the size of the offering.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TEN MILLIION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Dividends	The Company has never paid a dividend on the Shares of the Company’s Common Stock and does not plan to do so in the foreseeable future.
Indemnification

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

 pg. 32

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 7582 Las Vegas Blvd South, Las Vegas, Nevada 89123. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was incorporated as a Nevada Stock Corporation in July 2016. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that StreamNet, Inc. will operate profitably.

Overview:

The Company is seeking to create a Digital Broadcasting Entertainment Company. The Company’s business plan is to seek to acquire ownership rights to (for the purposes of Internet Broadcast for user fees): Music Audio Rights, Movie and Film Libraries, Radio Stations, TV Show Rights and Rights to Major Recording Artists, and more.

 pg. 33

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Darryl Payne  (Age: 55 )

Chief Executive Officer

Billboard Number One Producer Darryl Payne has produced over 2300 separate release titles throughout his 40 year career.  Dance Music & R&B/Urban music is his favorite music to produce.  Warner Brothers, Sony/BMG, Universal, and Virgin are just some of the many music labels with whom he has done deals.  He has been awarded various Gold Records and Billboard Number 1 Awards for his success in the music industry.  Darryl started his own promotion company to the stars as a 17 year old teenager.  Mr. Payne was President and Chief Executive Officer of Classic World Productions.  CWP was one of the more resourceful catalog labels in the USA.  CWP music and video titles were regularly seen on all the major TV Networks.  Darryl secured vending agreements with Disney, ABC, Universal, CBS/Viacom, E Entertainment, and Fox.  Legends Of Classic Soul concerts is his latest project.  Many of the all time best classic soul were seen and heard in this wonderful collection.  The Legends Of Classic Soul Series has generated millions of dollars in credit card sales.

Mr. William Beanon  (Age: 64)

Vice President

An extensive industry career that has included working with IMG International, Bill has been directly responsible for managing the royalties departments for many music publishers. His experience has included working with major bricks and mortar and Internet retail accounts. Bill has worked closely with Darryl Payne since 1981 and was directly involved with the production of the Legends of Classic Soul and Classic World Productions.

Mr. Robert Hayes  (Age: 61)

Chief Technology Officer

Beginning as a senior site engineer for global petrochemical, telecommunications and national utility concerns, Robert has experienced the growth of automated systems and application of many diverse platforms. With a practical approach to complex issues and the tenacity to adjust as project needs change, he has managed distributed information and control systems for many applications including including Seattle Metro water reclamation network, U.S. Steel No 2 Gary continuous caster process, Amoco Yanbu Saudi Arabia petrochemical complex with three tiers of computer architecture and four hundred miles of communications infrastructure, Mobil Beaumont LDPE (low density polyethylene) production processing and security systems monitoring, and Pratt & Whitney turbine control electronics for the Venezuela Air Force on their F16 fleet.

Early in 2001 with a group of telecommunication engineers from ATT, Robert applied his knowledge to develop systems architectures for digital retailing over wide area networks, including the introduction of self-directing intelligence applications in network router devices. Bob created methodology relating to the video encoding in the MPEG2 format in order to achieve gains in the accumulated data stream, enabling distribution of video content over Internet connected systems. In recent years, he has been engaged in pioneering work in the data security arena culminating in the development of a highly secure key-less encryption and device/user authentication technology.

Dr. Franz Sherman Heining

International Licensing

As a musician turned record company executive, Billboard named him as an important music business veteran for his work with the release of The Pianist, Wladyslaw Szpilman. A career that began as head of A&R/Marketing/International Production for TELDEC SCHALLPLATTEN GmbH Hamburg, Germany (Sold to WEA, January 1988), Dr. Heinig has lectured at UCLA and worked with Entertainment Today in Hamburg and Los Angeles. Built personal connections with artists, productions teams and recording companies in France, Italy, United Kingdom. Activities included marketing catalogue rights/labels worldwide for such notables as POPE JOHN PAUL II, LUCIANO PAVAROTTI, JULIO IGLESIAS, TOM JONES, DIONNE WARWICK, GRACE JONES, LATOYA JACKSON, BO DEREK, KELLY LE BROCK and GERARD DEPARDIEU.

 pg. 34

Mr. Richard Hunsaker

Director of Broadcast Engineering

A career that started with work for the Department of Defense and the former Atomic Energy Commission, Richard has been directly responsible for developments in real-time embedded systems, web connected media, multi-level financial trading systems and broadcast engineering for several radio and TV stations. Working with On-Air talent and diverse communications systems, Richard has been involved with live remote simulcast events since the first ones were broadcast in southern Nevada. As native of Las Vegas, Richard’s success with technology remains visible in all areas of the highly regulated, international casino industry and its various markets including casino gaming floors in gambling-lottery-bingo jurisdictions, Table pits, Race & Sports books, and the Internet. Managing product development for several market making corporate concerns in the international casino gaming industry, resulted in the award of three patents and dozens of successful products that remain in profitable operation today.

Hensuke Hidaka

Managing Director / Japan

Mr. Hidaka has been named Managing Director in Japan.  He is a veteran in the Japanese music industry for 30 years.  His job is to oversee licensing and business opportunities for StreamNet. Mr. Hidaka will be our liaison coordinator between Japanese record companies, producers, artists and publishers.   A&R/ project supervision of our music and concert titles, event coordination, interpreting, and publicity will be handled by him. Mr. Hidaka is fluent in English and Japan

Mr. Steven George

Radio Station Acquisitions

With over 25 years in Marketing, Sales and Media Communications. Steve's expertise thrives in radio. StreamNet decided to bring him on board to explore radio station acquisitions. StreamNet is confident the addition of Steven will strengthen our radio station strategies, helping us bridge the world of analogue broadcasting to the digital platforms of today. You can still hear Steven on the radio as he hosts a National FM radio show weekly.

Mr. Brian Robinson

Principal Entertainment Attorney

An entertainment executive specializing in digital, television and music with more than 20 years of global experience across a broad range of media and technologies. A highly effective deal initiator, expediter and closer, expert in achieving bottom-line efficiencies through streamlining internal operating and business processes and is an articulate advocate of business interests in public and industry forums.

Brian has an outstanding record of excellent presentation, negotiation, with a proven ability to develop and structure global business relationships from initial sourcing to final documentation, buttressed with a deep understanding of valuation and finance concepts. Brian understands cost-effective management of outside vendors and consultants and has the experience to effectively negotiate and manage highly complex global business transactions.

Ms. Carmen Giordano

Principal Entertainment Attorney

Has a rare background of having served in the Brooklyn District Attorneys Office in the Rackets & Homicide Bureau, and in Washington in the Legislative Counsel representing The United States Senate, and as The Senior Trial Specialist in the NYC Corporation Council Special Litigation Unit. Carmen, who is also a Distinguished Professor of the Law at CUNY, continues to be recognized for his legal acumen and is widely recognized in the legal community. He also serves on the Legal Panel for The National Action Network.  Carmen will help to guide StreamNet through Intellectual Property, corporate law and litigation matters as we build out our networks.

Mr. Ronald Cothrine

Vice President of Entertainment Sales

Ronnal has a professional career spanning over 30 years of sales and management in the entertainment industry, including over 11 years as District Manager for the Capitol EMI corporation including working on David Bowie and Tina Turner Releases to name a few. Development and implementation of sales and marketing programs to achieve company goals and meet budgetary expectations, Ronnal has a consultative style that helps build the relationships across departments and with partners/artists to achieve success. Ronnal’s Business integrity has been the foundation with which he became an industry executive, his experience and style will help StreamNet develop our business plans and launch procurement and launch innovative promotional events.

 pg. 35

B. Significant Employees.   All Members of StreamNet, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of StreamNet, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In September of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of NetStream, Inc. will be entitled to receive an annual salary of:

Mr. Mr. Darryl Payne

Chief Executive Officer

$0.00

Mr. William Beamon

Vice President

$0.00

Dr. Franz Sherman Heining

International Licensing

$0.00

Mr. Robert Hayes

Chief Technology Officer

$0.00

Mr. Richard Hunsaker

Director of Broadcast Engineering

$0.00

Kensuke Hidaka

Managing Director / Japan

$0.00

Mr. Steven George

Radio Station Acquisitions

$0.00

Mr. Brian Robinson

Principal Entertainment Attorney

$0.00

Ms. Carmen Diordano

Principal Entertainment Attorney

$0.00

Mr. Ronald Cothrine

Vice President of Sales

$0.00

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 36

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was formed in July of 2016 as a Nevada Stock Corporation. Upon its formation, the Company issued TWENTY-TWO MILLION SHARES of Common Stock.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Darryl Payne Chief Executive Officer StreamNet, Inc. 7582 Las Vegas Blvd South Las Vegas, Nevada 89123	Common Stock: 20,000,000 Shares (90.91%) Preferred Stock: No Shares	Common Stock: 20,000,000 Shares (47.6%) Preferred Stock: No Shares
Four Minority Shareholders StreamNet, Inc.	Common Stock: 2,000,000 Shares (9.09%) Preferred Stock: No Shares	Common Stock: 2,000,000 Shares (4.87%) Preferred Stock: No Shares
New Shareholders from this Offering StreamNet, Inc.	Common Stock: No Shares Preferred Stock: No Shares	Common Stock: 20,000,000 Shares (47.6%) Preferred Stock: No Shares

 pg. 37

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority voting shareholder is Mr. Darryl Payne, the Company’s Chief Executive Officer. Upon the completion of this Offering, Mr. Payne (47.6%), along with seven current members of the Company (4.8%) will own the majority of the issued and outstanding controlling Common Stock of the Company. Consequently, these eight shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Payne and the seven members of the Company’s management will thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 38

ITEM 14. SECURITIES BEING OFFERED.

Common Stock Shares

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of TWENTY MILLION Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company is regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Darryl Panye, the Company’s Founder and Chief Executive Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to NetStream, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

 pg. 39

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Nevada for agreements made in and to be performed in the state of Nevada. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 800,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of October 1st, 2016 – 22,000,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

(b) Background Information on the Preferred Stock.   None.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of October 1st, 2016, there were 22,000,000 shares of the Company’s Common Stock outstanding, which were held of record by approximately 8 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

 pg. 40

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Nevada. Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Nevada’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Nevada’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 41

ITEM 15. ADDITIONAL INFORMATION REGARDING MANDATORY SHAREHOLDER ARBITRATION

Company Policy on Mandatory Shareholder Arbitration:

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Nevada for agreements made in and to be performed in the state of Nevada. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF NEVADA, IN THE COUNTY OF CLARK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Enforceability of Mandatory Shareholder Arbitration:

A recent U.S. Supreme Court decision in AT&T Mobility, LLC vs. Concepcion, the Supreme Court upheld the enforcement of contractual arbitration clauses that waive a consumer’s right to bring a class action. While the effect of the Court’s ruling was more a landmark decision on consumer class actions, its importance was also on the more current state of “shareholder class action”, or essentially can corporations also prevent future securities class actions by adding arbitration and class-action waiver clauses in the Company’s Charter, By-laws and Securities Offering?

This issue has been debated in the past, and most recently when the Committee on Capital Markets Regulation recommended that shareholders have the Right “TO ADOPT ALTERNATIVES TO TRADITIONAL LITIGATION BY INSTITUTING ALTERNATIVES SUCH AS ARBITRATION (WITH OR WITHOUT CLASS ACTIONS).”

Conception’s pro-arbitration holding makes it clear that arbitration and class-action waiver clauses can be enforced, even in adhesion contracts that are not negotiated between the parties.

The basis for the Company’s Arbitration clause is based on Concepcion, and based on the ground that Corporation’s, through a public offering of securities, have a “Contract with their Shareholders”

 pg. 42

it is the Opinion of the Company that the permissibility of arbitration clauses in shareholder-corporation dispute resolution is enforceable. The Federal Arbitration Act and the Supreme Court cases upholding its effect suggest an expansive use of arbitration clauses is possible.

WHEN A CORPORATION MAKES A PUBLIC OFFERING OF SECURITIES, THEY ENGAGED IN ‘INTERSTATE COMMERCE’, THUS MAKING IT POSSIBLE FOR THE COMPANY TO USE THE FEDERAL ARBITRATION ACT.

NOTE: Mandatory Shareholder Arbitration Clauses in Initial Public Offerings of Securities, like this Offering, have not been challenged in the State or Federal Courts, and the enforceability of Mandatory Shareholder Arbitration Clauses (like those contained in this Offering) have not been validated or invalidated by any court, and any future rulings by any State or Federal Court may affect the Mandatory Shareholder Arbitration Agreement associated with this Offering.

Pros & Cons of Mandatory Shareholder Arbitration:

1.

COSTS

PRO: Unlike court litigation, it is not necessary to hire a lawyer to pursue a claim against the Company in arbitration. Also, arbitration does not ordinarily involve time-consuming and expensive “discovery”, a period during which attorneys for each party subpoena each other’s documents and interrogate each other’s witnesses.

CON: Even though it is not mandatory, most parties elect to be represented by an attorney. Consequently, the cost savings of not using an attorney often is not realized by either party. And unlike court filing fees, which are relatively nominal, arbitration ordinarily entails substantial filing and arbitrator’s fees. For example, the American Arbitration Association (AAA) charges an Administrative Fee based on the amount of the claim or counterclaim that ranges from $975 for claims less than $10,000, to $8,700 for claims between $500,000 and $1 Million. Additionally, the parties must compensate the arbitrator or arbitrators for their time. A single arbitrator’s fees can exceed $1,500 per day.

2.

TIME

PRO: The arbitrator sets the date, time and place for the hearing after consulting with the parties. It is common for an arbitration to take three to six months from the initial demand to the issuance of an award. Under the AAA rules, special fast-track procedures apply if neither party’s claim or counterclaim exceeds $75,000. In this case, the arbitrator is required to set a date for the hearing within 30 days of confirmation of the arbitrator’s appointment.

CON: A lawsuit in New York State ordinarily takes nine to 12 months, but can take years due to a variety of factors (court schedules, attorney schedules, case investigation times, discovery times, preliminary conference times, deposition times, etc.) to get from the initial filing to the trial. However, unlike in an arbitration, a lawsuit opens up the opportunity to have the court make legal rulings in advance of the trial that narrow the issuers or dismiss all or part of the claims.

3.

THE DECISION-MAKER

PRO: In an arbitration, the parties can choose an arbitrator who has experience with the industry. Additionally, unlike a judge in a court proceeding whose docket is often dominated by criminal, divorce and personal injury cases, an arbitrator ordinarily has the time to evaluate and decide the dispute.

Con: Unlike an arbitration, a judge or jury ordinarily does not have a background as an owner of a business, an active investor, both, or even neither. Consequently, arbitrators may have a bias that favors one side or the other in an arbitration. For these reasons, one party may object to an arbitrator, and vice versa.

4.

EVIDENCE

PRO: Because the rules of evidence do not apply in an arbitration proceeding, it is less time-consuming and less expensive to present a case in an arbitration proceeding than in a court trial.

 pg. 43

CON: A party in an arbitration proceeding can be confronted with correspondence and affidavits from third-party witnesses who are not available for cross-examination. Likewise, a party in an arbitration proceeding can be confronted with testimony from witnesses who have no first-hand knowledge of the subject of the testimony. In a court proceeding, damages must be proven with reasonable certainty; in an arbitration proceeding, proof of damages can be based on speculation and conjecture.

5.

DISCOVERY

PRO: In an arbitration proceeding, the parties only have limited rights to discover damaging information from the opposing party. Among other things, this means that a party probably will not incur the significant costs of subpoenaing and reviewing the opposing party’s documents and taking depositions of the opposing witnesses. Under the AAA’s fast-track rules for claims under $75,000, there is no discovery (absent exceptional circumstances) except for an exchange of exhibits and lists of witnesses five days before the hearing. In other cases, the AAA rules state the arbitrator has the discretion to direct the parties to exchange documents and other information and identify witnesses, but there is no other discovery (absent exceptional circumstances) except for an exchange of exhibits seven days before the hearing.

CON: Court rules allow each party to use a variety of methods to discover information known only by the opposing party, or a third party, including depositions, interrogatories (written questions) the opposing party must answer under oath and subpoenas for the production of documents. These procedures greatly increase the chances that each party will discover the weakness and strengths of their respective cases before trial.

6.

PRIVACY

PRO: Arbitration proceedings are not open to the public and the parties can agree to keep the proceeding confidential.

CON: In a court proceeding, confidential or embarrassing matters cannot be concealed from the public.

7.

JOINING THIRD PARTIES

PRO: Third parties who ultimately may be responsible may not be brought into the arbitration without their consent. Thus, most arbitration proceedings involve only the two parties to the contract.

CON: Court rules allow a party who has been sued for something for which a third party is ultimately responsible to bring the third party into the lawsuit by filing a cross-claim or third-party claim. In this manner, all parties involved in the dispute are before the court at the same time in the same lawsuit, and the party who is ultimately responsible bears the ultimate liability.

8.

APPEAL RIGHTS

PRO: Ordinarily an appeal from an arbitration award is permitted only on one of five narrow grounds:

•

The award was procured by corruption, fraud or other undue means;

•

There was evident partiality, corruption or misconduct by the arbitrator;

•

The arbitrator exceeded his or her powers;

•

The arbitrator refused to postpone the hearing or hear evidence, or improperly conducted the hearing; or

•

There was no arbitration agreement.

Consequently, an award in an arbitration proceeding is rarely overturned, even if the evidence does not support the result.

 pg. 44

CON: The losing party in a court case has a right to appeal to a higher court. The basis for the appeal can include alleged errors made by the trial judge as well as alleged mistakes made by the jury, including that the result is not supported by the evidence.

9.

ENFORCEMENT OF THE AWARD

PRO: In an arbitration, the prevailing party can file an application with the local court to confirm the arbitration award and enter judgment in conformity with the award. Once a court enters judgment, the award can be enforced just as any other court judgment, including garnishment or bank accounts and execution and seizures of assets.

CON: Unlike a court judgment, which usually allows the party to enforce the judgment within 30 days, an arbitration award cannot be enforced until a lawsuit is filed and a court formally confirms the arbitration award, and enters a court judgment in conformity with the award. This process usually takes at least 90 days.

10.

LEGAL ERRORS

PRO: An arbitrator generally is not bound by legal principals, nor does he or she have to explain or justify the decision. Additionally, the decision is not reviewed for legal errors. An arbitrator is generally entitled to make a decision based on what he or she deems to be just and equitable within the scope of the contract between the parties.

CON: The court is required to enforce the terms of the contract between the parties in accordance with the contract’s plain terms.

 pg. 45

FINANCIAL STATEMENTS SECTION:

 pg. 46

StreamNet, Inc.
Balance Sheet
July 28, 2016

ASSETS		
Current assets		
Cash	$	100
Other Assets		-
Total assets	$	-
LIABILITIES AND STOCKHOLDERS' EQUITY		
Liabilities		
Current Liabilities		
Loan	$	950
Total Current liabilities		950
Long term liabilities		-
Total liabilities		950
Stockholders' Equity		
Common stock: $0.001 par value; 800,000,000,shares authorized; 0 shares issued and outstanding		-
Retained earnings		(850)
Total stockholders' equity	$	(850)
Total liabilities and stockholders' equity		100

The accompanying notes are an integral part of the financial statements.

 pg. 47

StreamNet, Inc.
Statement of Operations
July 1 to July 28, 2016

Revenue	$	-
Operating expense		
Filing fees		850
		850
Net loss	$	(850)

The accompanying notes are an integral part of the financial statements.

 pg. 48

StreamNet, Inc.
Statement of Stockholders' Equity
July 1 to July 28, 2016

	Common Stock		Additional Paid In	Accumulated	
	Shares	Amount	Capital	Deficit	Total
July 1, 2016	-	$ -	$ -	$ -	$ -
Net loss	-	-	-	850	850
July 28, 2016	-	-	-	850	850

The accompanying notes are an integral part of the financial statements.

 pg. 49

StreamNet, Inc.
Statement of Cash Flows
For the period July 1, to July 28, 2016
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES		
Net income (loss)	$	(850)
Adjustments to reconcile net income(loss) to net cash used in operating activities:		
Changes in operating assets and liabilities:		
		(850)
CASH FLOWS FROM INVESTING ACTIVITILES		
		-
CASH FLOWS FROM FINANCING ACTIVITIES		
Proceeds from loan		950
		-
NET CHANGE IN CASH		100
CASH AT BEGINNING OF PERIOD		-
CASH AT END OF PERIOD	$	100

The accompanying notes are an integral part of the financial statements.

 pg. 50

StreamNet, Inc.

Notes to Financial Statements

July 1, to July 28, 2016

NOTE 1 - ORGANIZATION

StreamNet, Inc. (the “Company”) was incorporated in the State of Nevada on July 1, 2016.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements for the period July 1 to July 28, 2016 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Annual Reporet and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.

Fiscal year-end

The Company has elected a fiscal year ending on June 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Combination

In accordance with section 805-10-05 of the FASB Accounting Standards Codification the Company allocates the purchase price of acquired entities to the tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values.

Management makes estimates of fair values based upon assumptions believed to be reasonable.  These estimates are based on historical experience and information obtained from the management of the acquired companies. These estimates are inherently uncertain and unpredictable.  Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

 pg. 51

Cash Equivalents

The Company considers all highly liquid investments with a maturity of six months or less when purchased to be cash equivalents.

Computer equipment

Computer equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of three (3) years.

Impairment of long-lived assets

The Company follows section 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets.  The Company’s reviews it long-lived assets, which includes computer equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated or amortized over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of July 28, 2016.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued professional fees, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2011 or 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period ended December 31, 2011 or 2010.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation for obtaining employee services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

The Company uses historical data to estimate employee termination behavior.  The expected life of options granted is derived from paragraph 718-10-S99-1 of the FASB Accounting Standards Codification and represents the period of time the options are expected to be outstanding.

The expected volatility is based on a combination of the historical volatility of the comparable companies’ stock over the contractual life of the options.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.

 pg. 53

The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the option.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity instruments issued to parties other than employees for acquiring goods or services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of section 505-50-30 of the FASB Accounting Standards Codification (“FASB ASC Section 505-50-30”).  Pursuant to FASB ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”).  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Loss per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  There were no potentially dilutive shares outstanding as of December 31, 2014 or 2013.

Commitment and Contingencies

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The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $850 at July 28, 2016 a net loss from continuing operations of $850, and net cash used in operations of $850 for the period then ended.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be enough to support the Company’s daily operations.  The Company intends to seek business aggressively through the business contacts of its management and investors. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise funds if necessary, there can be no assurances to that effect. The ability of

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the Company to continue as a going concern is dependent upon the Company’s ability to generate increased levels of revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - RELATED PARTY TRANSACTIONS

Free office space

The Company had been provided office spaces by its majority stockholder at no cost.  The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

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SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 21st, 2016.

StreamNet, Inc.

By: Mr. Darryl Payne

_/s/ Mr. Darryl Payne__________________

Name: Mr. Darryl Payne

Title: Chief Executive Officer

___________________________________________________________________________

By: Mr. William Beamon

__/s/ Mr. William Beamon_________________

Name: Mr. William Beamon

Title: Vice President

___________________________________________________________________________________

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StreamNet, Inc.

7582 Las Vegas Blvd.

Las Vegas, Nevada 89123

http://www.StreamNet.TV

Company Direct: (702) 721-9915

SUBSCRIPTION AGREEMENT

Common Stock Shares 1 to 20,000,000

Subject to the terms and conditions of the shares of Common Stock Shares (the "Shares”) described in the StreamNet, Inc. Offering Circular dated October 21st, 2016 (the "Offering"), I hereby subscribe to purchase the number of shares of Common Stock set forth below for a purchase price of $0.50 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "StreamNet, Inc." evidencing $0.50 for each share of Common Stock Subscribed, subject to a minimum of ONE COMMON STOCK SHARE ($0.50).

I understand that my subscription is conditioned upon acceptance by StreamNet, Inc. Company Managers and subject to additional conditions described in the Offering Circular. I further understand that StreamNet, Inc. Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of Common Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of Common Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

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SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for  ______________ Common Stock Shares of StreamNet, Inc, with a par value per share of $0.001, at a purchase price of $0.50 (ZERO DOLLARS AND FIFTY CENTS) per share (aggregate purchase price: $____________________).

Made __________________________________, by and between StreamNet, Inc., a Nevada Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to TWENTY MILLION Common Stock Shares (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at StreamNet, Inc., 7582 Las Vegas Blvd., Las Vegas, Nevada 89123, along with a check payable to the order of StreamNet, Inc. in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

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(a)

Prior to making the decision to enter into this Agreement and invest in the Shares subscribed, the Purchaser has received the Offering Statement. On the basis of the foregoing, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.  The Purchaser acknowledges that the Purchaser has not been given any information or representations concerning the Company or the Offering, other than as set forth in the Offering Statement, and if given or made, such information or representations have not been relied upon by the Purchaser in deciding to invest in the Shares subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)

   The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)

    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the StreamNet, Inc., 7582 Las Vegas Blvd, Las Vegas, Nevada 89123, or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by

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mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Nevada for agreements made in and to be performed in the state of Nevada. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court

 pg. 61

having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

12.    Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Shares are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

NEW YORK

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IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

StreamNet, Inc.

By: ______________________________________________

       Mr. Darryl Payne, Chief Executive Officer

PURCHASER:

_____________________________________________

          Signature of Purchaser

_________________________________________________

                    Name of Purchaser

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